UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________________

FORM 8-K
_______________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 22, 2006

The Interpublic Group of Companies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-6686	13-1024020

(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

1114 Avenue of the Americas, New York, New York		10036

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 212-704-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 22, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of The Interpublic Group of Companies Inc. (“Interpublic”) established the performance objectives that will be used to determine 2006 management incentive compensation awards (“MICP Awards”) payable in 2007 to the named executive officers of Interpublic under Interpublic’s 2004 Performance Incentive Plan (filed as Appendix B to Interpublic’s 2004 proxy statement on April 23, 2004 and incorporated by reference as Exhibit 10(iii)(A)(1) to Interpublic’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed on August 9, 2004) (the “2004 PIP”).

Pursuant to the 2004 PIP, the Committee is authorized to grant MICP Awards based on the achievement of performance objectives relating to one or more of the “Performance Criteria” (as defined in the 2004 PIP). The Committee has determined that the applicable Performance Criteria for 2006 will be operating income before impairments, litigation settlements and other non-operating items for the 2006 fiscal year. Depending on actual performance in 2006, an executive officer’s 2006 MICP Award could range from zero to 200% of his or her target bonus. The Committee will determine the form and timing of MICP Awards based on the Committee’s judgment regarding Interpublic’s and the executive officer’s performance in 2006 against the performance objectives. As contemplated by the 2004 PIP, in no event will any executive officer’s MICP Award exceed $5,000,000.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE INTERPUBLIC GROUP OF COMPANIES, INC.
Date: March 28, 2006	By:	/s/ Nicholas J. Camera
Nicholas J. Camera
Senior Vice President, General Counsel and Secretary

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